Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

November 15, 2023
Better Home & Finance Holding Company,
3 World Trade Center,
175 Greenwich Street, 57th Floor,
New York, New York 10007.
Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) 104,740,604 shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Better Home & Finance Holding Company (the “Company”), consisting of (a) 88,626,665 shares of Class A Common Stock issuable under the Better Home & Finance Holding Company 2023 Incentive Equity Plan (the “2023 Plan”) and (b) 16,113,939 shares of Class A Common Stock issuable under the Better Home & Finance Holding Company 2023 Employee Stock Purchase Plan (the “ESPP” and, such shares issuable under the 2023 Plan and ESPP, the “2023 Securities”), (ii) 78,265,404 shares of the Company’s class B common stock, par value $0.0001 per share (the “Class B Common Stock”), consisting of (a) 1,212,059 shares of Class B Common Stock issuable in respect of outstanding awards previously granted under the Better Holdco, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) and (b) 77,053,345 shares of Class B Common Stock issuable in respect of outstanding awards previously granted under the Better Holdco, Inc. 2017 Equity Incentive Plan (the “2017 Plan” and, such shares of Class B Common Stock issuable under the 2016 Plan and 2017 Plan, the “Pre-Closing Class B Securities”) and (iii) 78,265,404 shares of Class A Common Stock consisting of (a) 1,212,059 shares of Class A Common Stock issuable upon conversion of 1,212,059 shares of Class B Common Stock in respect of outstanding awards previously granted under the 2016 Plan and (b) 77,053,345 shares of Class A Common Stock issuable upon conversion of 77,053,345 shares of Class B Common Stock issuable in respect of outstanding awards previously granted under the 2017 Plan (such shares of Class A Common Stock issuable upon conversion of Class B Common Stock issuable in respect of outstanding awards previously granted under the 2016 Plan and 2017 Plan, the “Pre-Closing Class A Securities” and, together with the 2023 Securities and the Pre-Closing Class B Securities, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:
(1) When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the

2023 Securities have been duly established in conformity with the Company’s certificate of incorporation, and the 2023 Securities have been duly issued and sold as contemplated by the Registration Statement, the 2023 Securities will be validly issued, fully paid and nonassessable.
(2) When the Registration Statement has become effective under the Act, the terms of the sale of the Pre-Closing Class B Securities have been duly established in conformity with the Company’s certificate of incorporation, and the Pre-Closing Class B Securities have been duly issued and sold as contemplated by the Registration Statement, the Pre-Closing Class B Securities will be validly issued, fully paid and nonassessable.
(3) When the Registration Statement has become effective under the Act, the terms of the sale of the Pre-Closing Class A Securities have been duly established in conformity with the Company’s certificate of incorporation, the Pre-Closing Class A Securities have been issued and delivered in connection with the conversion of shares of Class B Common Stock into shares of Class A Common Stock in accordance with the Company’s certificate of incorporation and the Pre-Closing Class A Securities have been sold as contemplated by the Registration Statement, the Pre-Closing Class A Securities will be validly issued, fully paid and nonassessable.
In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.
The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP